Processor Tower, Boiler Package, Conveyors, Water Cooling & Treatment Equipment and Incinerator



KFx

Conveyor Installation Completed



Preparing Silo for Concrete Pour -
14,400 ton – 210 ft. Coal Silo (Largest in the PRB Basin)



KFx